Exhibit 5b

                        INVESTMENT SUB-ADVISER AGREEMENT


         Agreement made as of this 30th day of October, 1996, between Investors Bank and Trust Company (the "Adviser"), a Massachusetts banking corporation, and The Bank of New York (the "Sub-Adviser"), a New York banking corporation.

         WHEREAS, Merrimac Cash Portfolio (the "Portfolio") is a series of the Merrimac Master Portfolio (the "Trust"), which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Trust has appointed the Adviser as the investment adviser for the Fund, pursuant to the terms of an Investment Adviser Agreement (the "Adviser Agreement");

         WHEREAS, the Merrimac Cash Fund (the "Fund"), which is an open-end diversified management investment company registered as such with the SEC pursuant to the 1940 Act, will invest all of its investable assets in the Portfolio;

         WHEREAS, the Adviser Agreement provides that the Adviser may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, shareholders of the Portfolio, appoint a sub-adviser to assume certain responsibilities and obligations of the Adviser under the Adviser Agreement;

         WHEREAS, the Adviser desires to appoint the Sub-Adviser as its sub-adviser for the Portfolio and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Adviser and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment
    -----------

         (a) The Adviser hereby appoints the Sub-Adviser as the investment sub-adviser of the Portfolio to provide investment advice and to perform for the Portfolio such other duties and functions as are hereinafter set forth. The Sub-Adviser hereby accepts such appointment and agrees to give the Portfolio and the Trust's Board of Trustees (the "Trustees"), directly or through the Adviser, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 2.

         (b) The Adviser hereby represents and warrants to the Sub-Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement and to delegate investment management discretion on behalf of the Portfolio to the Sub-Adviser, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

         (c) The Sub-Adviser hereby represents and warrants to the Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

2.  Delivery of Documents
    ---------------------

         Prior to the execution of this Agreement or at such later date as specified in this Section 2, the Adviser will furnish the Sub-Adviser with copies, properly certified or authenticated, of each of the following documents:

         (a) The Trust's Agreement and Declaration; and all amendments thereto or restatements thereof;

         (b)  The Trust's By-Laws; and all amendments thereto;

         (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

         (d) The Trust's original Notification of Registration on Form N-8A under the 1940 Act when filed with the SEC;

         (e) The Trust's initial Registration Statement on Form N-1A under the 1940 Act when filed with the SEC and all amendments thereto;

         (f)  The current Confidential Offering Circular for the Fund;

         (g) The policies and procedures applicable to the Portfolio as adopted by the Trustees; and all amendments and supplements thereto.

         The Adviser will promptly furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing documents. The Sub-Adviser shall be entitled to rely on all such documents furnished to it by the Adviser and shall not be responsible for its failure to perform its duties in accordance therewith if any such document is not furnished to it.

3.  Sub-Adviser Duties
    ------------------

         The Sub-Adviser shall, subject to the direction and control of the Trustees or the Adviser, and in accordance with the objective and policies of the Portfolio and the implementation thereof as set forth in the Fund's Confidential Offering Circular, the Portfolio's Registration Statement on Form N-1A and any applicable federal and state laws: (i) regularly provide investment advice and recommendations to the Portfolio, with respect to the Portfolio's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities shall be purchased and sold by the Portfolio; (iii) arrange, subject to the provisions of


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


Section 5 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments of the Portfolio;
(iv) provide reports on the foregoing to the Adviser in such detail as the Adviser may reasonably deem to be appropriate in order to permit the Adviser to determine the adherence by the Sub-Adviser to the investment policies and legal requirements of the Portfolio; and (v) make its officers and employees available to the Adviser at reasonable times to review the investment policies of the Portfolio and to consult with the Adviser regarding the investment affairs of the Portfolio.

4.  Compensation of the Sub-Adviser
    -------------------------------

         The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser, a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Adviser and the Trust shall have no liability therefor.

5.  Portfolio Transactions and Brokerage
    ------------------------------------

         The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with issuers, brokers or dealers selected by the Sub-Adviser, which may include where permissible under the 1940 Act, brokers or dealers affiliated with the Sub-Adviser, although the Portfolio will pay the actual transaction costs, including without limitation, brokerage commissions on portfolio transactions. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates, provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser and reviewed and approved by the Adviser (such approval not to be unreasonably withheld).


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


6.  Interested Trustees or Parties
    ------------------------------

         It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Adviser or the Sub-Adviser as directors, officers or employees and that directors, officers and stockholders of the Adviser or the Sub-Adviser may be or become similarly interested in the Trust, and that the Adviser or the Sub-Adviser may be or become interested in the Trust as a shareholder or otherwise.

7.  Services Not Exclusive
    ----------------------

         The services of the Sub-Adviser to the Adviser are not to be deemed exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-Adviser, its affiliates and its other clients may at any time acquire or dispose of securities which are at the same time being acquired or disposed of for the account of the Portfolio. The Sub-Adviser shall not be obligated to acquire for the Portfolio any security or other investment which the Sub-Adviser or its affiliates may acquire for its or their own accounts or for the account of another client.

8.  Compliance; Books and Records
    -----------------------------

         (a) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the applicable provisions of the 1940 Act and any rules or regulations thereunder, the investment objective, policies and restrictions of the Portfolio as set forth in the current Fund Confidential Offering Circular and any other applicable provisions of state or federal law.

         (b) The Sub-Adviser shall furnish to the Adviser, at the Adviser's expense, copies of all records prepared and maintained in connection with the performance of this Agreement and the maintenance of compliance procedures pursuant to this Section 8 as the Adviser may reasonably request.

         (c) The Sub-Adviser agrees to provide upon reasonable request of the Adviser, information regarding the Sub-Adviser, including but not limited to, background information about the Sub-Adviser and its personnel and performance data, for use in connection with efforts to promote the Fund and the sale of its shares.

         (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and


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other information relative to the Fund and prior, present or potential shareholders, except as otherwise required by law.

9.  Limitation of Liability of Sub-Adviser; Indemnification
    -------------------------------------------------------

         (a) In consideration of the Sub-Adviser's undertaking to render the services described in this Agreement, the Adviser agrees that the Sub-Adviser shall not be liable for any loss suffered by the Adviser, the Trust, the Fund or the Portfolio in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust, the Fund or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement.

         (b) Notwithstanding Section 9(a) hereof, the Trust shall indemnify the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who within the meaning of Section 15 of the Securities Act of 1933, as amended (the "'33 Act"), controls the Sub-Adviser (all of such persons being referred to as "Indemnified Persons") against any and all losses, expenses, damages, liabilities or claims (including attorneys' fees and expenses) to which an Indemnified Person may become subject under the '33 Act, the 1940 Act, any other statute, common law or otherwise, which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Notification of Registration on Form N-8A under the 1940 Act, the Trust's Registration Statement on Form N-1A under the 1940 Act, the Confidential Offering Circular for the Fund and any amendment of, or supplement to, any of the foregoing documents, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Trust and was required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no Indemnified Person shall be entitled to indemnification hereunder for any such statements, omissions, or failures that are (i) based upon information provided to the Trust by the Sub-Adviser in writing, or (ii) attributable to investments made by the Sub-Adviser which are not in accordance with the investment objectives and policies of the Portfolio. This indemnity shall be a continuing obligation of the Trust, notwithstanding the termination of this Agreement.

         (c) The Sub-Adviser shall indemnify the Trust, and each person, if any, who within the meaning of Section 15 of the '33 Act controls the Trust (all such persons being referred to as "Trust Indemnified Persons") against any and all losses, expenses, damages, liabilities or claims (including attorneys' fees and expenses) to which the Trust Indemnified Person may become subject under the '33 Act, the 1940 Act, any other statute, common law or otherwise, which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Notification of Registration on Form N-8A under the 1940 Act, the Trust's Registration Statement on Form N-1A under the 1940 Act, the Confidential Offering Circular for the Fund and any amendment of, or supplement to, any of the foregoing documents, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Trust and was required to be stated therein or necessary to make the statements therein not misleading and was (i) based upon information provided to the Trust by the Sub-Adviser in writing, or (ii) attributable to investments made by the Sub-Adviser which are


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


not in accordance with the investment objectives and policies of the Portfolio. This indemnity shall be a continuing obligation of the Sub-Adviser, notwithstanding the termination of this Agreement.

         (d) The Adviser shall indemnify the Sub-Adviser and hold it harmless from and against any and all losses, expenses, damages, liabilities or claims (including attorneys' fees and expenses), sustained or incurred by it which may be based upon misfeasance, bad faith or negligence by the Adviser in the discharge of its duties and performance of its obligations under this Agreement or the Investment Adviser Agreement. This indemnity shall be a continuing obligation of the Adviser, notwithstanding the termination of this Agreement.

         (e) The Sub-Adviser shall indemnify the Adviser and hold it harmless from and against any and all losses, expenses, damages, liabilities or claims (including attorneys' fees and expenses), sustained or incurred by it which may be based upon misfeasance, bad faith or negligence by the Sub-Adviser in the discharge of its duties and performance of its obligations under this Agreement. This indemnity shall be a continuing obligation of the Sub-Adviser, notwithstanding the termination of this Agreement.

10.  Duration, Amendment and Termination
     -----------------------------------

         (a) Subject to prior termination as provided in sub-section (d) of this
Section 10, this Agreement shall continue in effect until two years from the date hereof and for successive annual periods thereafter, but only so long as the continuance after such initial two year period shall be specifically approved at least annually by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio and the Fund. Unless the Sub-Adviser receives a written notice of termination, the Sub-Adviser shall be entitled to presume without further inquiry that all consents or approvals required by Section 15 of the 1940 Act with respect to the continuation of the Agreement have been obtained.

         (b) This Agreement may be modified by the written agreement of the Adviser, the Sub-Adviser and the Portfolio, such consent on the part of the Portfolio to be authorized by vote of a majority of the outstanding voting securities of the Portfolio and the Fund if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other parties that all necessary consents or approvals with respect to such modification or amendment have been obtained.

         (c) In addition to the requirements of sub-sections (a) and (b) of this
Section 10, the terms of any continuance, modification or amendment of the Agreement must have been approved by the vote of a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Upon execution by the Sub-Adviser of any modification or amendment agreement, the Sub-Adviser shall be entitled to presume without further inquiry that all consents or approvals required by Section 15 of the 1940 Act with respect to such modification or amendment have been obtained.


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         (d) Either the Adviser, the Sub-Adviser or the Portfolio may, at any
time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, and in the case of the Portfolio, by action of its Board of Trustees, or by vote of a majority of its outstanding voting securities. Upon receipt by the Sub-Adviser of a termination notice from the Portfolio, the Sub-Adviser shall be entitled to presume without further inquiry that all consents or approvals required by Section 15 of the 1940 Act with respect to such termination have been obtained.

         (e) This Agreement shall terminate automatically in the event of its assignment.

         (f) Termination of this Agreement shall not relieve the Adviser nor the Sub-Adviser from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Portfolio in the possession of the Sub-Adviser shall be returned to the Portfolio as soon as reasonably practicable after the termination of this Agreement.

11.  Disclaimer of Shareholder Liability
     -----------------------------------

         The Adviser and the Sub-Adviser understand that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property.

12.  Miscellaneous
     -------------

         (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

         (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (e) The Sub-Adviser's duties and responsibilities are solely those set forth herein and no other covenant or obligation shall be implied against the Sub-Adviser in connection with this Agreement.

         (f) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.


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         (g) Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.
No notice shall be effective until received.


         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.


                                             INVESTORS BANK & TRUST COMPANY
                                             ("ADVISER")

                                             By: /s/ Kevin J. Sheehan
                                                 --------------------------

                                             Title: President and C.E.O.
                                                    -----------------------


                                             THE BANK OF NEW YORK
                                             ("SUB-ADVISER")

                                             By: /s/ Thomas Price
                                                 --------------------------

                                             Title: Senior Vice President
                                                    -----------------------


The Merrimac Master Portfolio
on behalf of the Merrimac Cash
Portfolio hereby agrees to be bound
by the provisions of Sections 9(b), 9(c) and 11 of this Agreement.

Merrimac Master Portfolio
("THE TRUST")

By: /s/ Sean P. Brennan
    -------------------------

Title: President
       ----------------------

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                                   SCHEDULE A


         The Adviser will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered a fee, computed and paid monthly at an annual rate of .08% of the average daily net assets of the Portfolio. The fee for each month shall be payable within 30 business days after the end of the month.

         If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.



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